As filed with the Securities and Exchange Commission on April 26,
2004.
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                                April 12, 2004

                       Shells Seafood Restaurants, Inc.
          (Exact name of registrant as specified in its charter)

     Delaware                     0-28258                  65-0427966
(State or other jurisdiction  (Commission file number)   (IRS employer
    of incorporation)                                  identification No.)

         16313 N. Dale Mabry Hwy, Ste 100, Tampa, FL  33618
               (Address of principal executive offices)

           Registrant's telephone number, including area code:
                               (813) 961-0944

                               Not Applicable
     (Former name or former address, if changed since last report)


Item 1. Changes in Control of Registrant


The Company has been notified that on April 12, 2004, Frederick R. Adler purchased the $1,000,000 promissory note issued by the Company to Banyon Investments, LLC ("Banyon") on January 31, 2002 as part of the Company's $2,000,000 financing; and that the note was purchased with the personal funds of Mr. Adler.

In January 2002, we raised $2,000,000 in a private financing transaction, consisting of secured promissory notes and warrants to purchase Common Stock. The two investors in the financing transaction were Shells Investment Partners, L.L.C. ("SIP") and Banyon. Banyon is an entity associated with Philip R. Chapman, Chairman of our Board of Directors, and certain family members of Frederick R. Adler, a greater than 10% stockholder.

In January 2002, in connection with the $2 million financing transaction, we issued to each of SIP and Banyon (i) a $1 million secured promissory note due January 31, 2005 which bears interest at 15% per annum, of which 8% is payable monthly in arrears and 7% is deferred and payable when the principal is payable in full, and
(ii) a warrant to purchase 4,454,015 shares of Common Stock at an exercise price of $0.16 per share. The warrants are exercisable through January 31, 2005. Banyon has retained the rights with respect to these warrants. Based on filings made with the Securities and Exchange Commission, Mr. Adler beneficially owns 25.8% of our common stock, excluding the warrant to purchase 4,454,015 shares held by Banyon. Mr. Adler's wife is a co-managing member of Banyon. The Company has 10,757,000 shares outstanding on a fully diluted basis and 9,092,000 shares outstanding assuming conversion of only the warrant to Banyon.

In January 2002, in connection with the $2 million financing transaction, we entered into an Investor Rights Agreement with SIP, Banyon and certain other stockholders. The Investor Rights Agreement fixes the composition of the Board at seven members, subject to certain requirements, and provided each of Banyon and SIP with the right to nominate three individuals to serve on the Board. Banyon's right to nominate three individuals to serve on the Board has been transferred to Mr. Adler in conjunction with the purchase by Mr. Adler of the $1,000,000 note on April 12, 2004. The Company has not been notified of any plans by Mr. Adler to change any board nominee.



Item 7.  Financial Statements and Exhibits

     (c) Exhibits


     10.01 Secured Senior Note in the aggregate principal amount of $1,000,000 issued to Frederick R. Adler dated April 12, 2004




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2004    SHELLS SEAFOOD RESTAURANTS, INC.



                            By: /s/ Warren R. Nelson
                            Warren R. Nelson
                            Executive Vice President
                            Chief Financial Officer
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